Exhibit 23.2

Consent of Tedder, James, Worden & Associates, P.A.

Independent Registered Certified Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Aerosonic Corporation of our report dated April 30, 2007 relating to our audit of the consolidated financial statements and financial statement schedule, which appear in the Annual Report on Form 10-K of Aerosonic Corporation for the year ended January 31, 2007.

/s/ Tedder, James, Worden & Associates, P.A.
Orlando, Florida
August 30, 2007